Exhibit 10.7
MEXORO MINERALS, LTD.
INDEMNIFICATION AGREEMENT
This Indemnification Agreement, dated as of September _, 2009, is made by and between Mexoro Minerals Ltd., a Colorado corporation (the “Company”), and                                          (the “Indemnitee”).
RECITALS
A. The Company and Indemnitee recognize the difficulties associated with obtaining liability insurance for the Company’s directors, officers, employees and other agents, including the rising cost of such insurance and the general reductions in the coverage of such insurance;
B. The Company and Indemnitee recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees and other agents to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;
C. The Company desires to attract and retain the services of talented and experienced individuals, such as Indemnitee, to serve as directors, officers, employees and agents of the Company and its subsidiaries and wishes to provide the indemnification of, and the advancement of expenses to, Indemnitee, its directors, officers, employees and other agents to the maximum extent permitted by law;
D. The Company will benefit from the service of the Indemnitee;
E. Article 7-109 of the Revised Statutes of the State of Colorado, under which the Company is organized (“Article 7-109”), empowers the Company to indemnify its directors, officers, employees and agents by agreement and to indemnify persons who serve, at the request of the Company, as the directors, officers, employees or agents of other corporations or enterprises; and
F. In order to induce Indemnitee to serve or continue to serve as a director, officer, employee or agent of the Company and/or one or more subsidiaries of the Company free from undue concern for claims for damages arising out of or related to such services to the Company and/or one or more subsidiaries of the Company, the Company has determined and agreed to enter into this Agreement with Indemnitee.

AGREEMENT
Accordingly, the Company and Indemnitee agree as follows:
1. Certain Definitions. As used in this Agreement:
(a) A “Change in Control” shall be deemed to have occurred if, on or after the date of this Agreement, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company representing 35% or more of the total voting power represented by the Company’s then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning of that two-year period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors, or (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 50% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company in one transaction or a series of transactions of all or substantially all the Company’s assets.
(b) “Charter Documents” means the articles of incorporation of the Company and the bylaws of the Company.
(c) “Claim” shall mean with respect to an Indemnifiable Event (as defined below): any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that leads to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other.
(d) “Disinterested Director” means a director of the Company who is not a party to a Proceeding in respect of which indemnification or advancement of Expenses is sought by Indemnitee.
(e) “Expenses” means all costs and expenses, including attorneys’ fees, paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for an investigation or preparing to defend, be a witness in or participate in any Proceeding relating to any Indemnifiable Event and any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under the Agreement.
(f) “Expense Advance” shall mean a payment to Indemnitee pursuant to Section 3 of Expenses in advance of the settlement of or final judgment in any Proceeding or Claim.

(g) “Indemnifiable Event” means any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, partner, manager, member, employee, trustee, agent or fiduciary of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.
(h) “Independent Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 6(c), who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the rights of indemnity under this Agreement, or of other indemnitees under similar indemnification agreements or under the Charter Documents).
(i) “Liabilities” means the obligation incurred with respect to a Proceeding to pay any judgment, settlement, penalty, fine or reasonable Expense, including any excise taxes assessed with respect to any employee benefit plan, and including all interest, assessments and other charges paid or payable in connection with or in respect of any such amounts.
(j) “Proceeding” means any threatened, pending or completed action, suit or proceeding, including any alternative dispute resolution mechanism, whether civil, criminal, administrative or investigative, and whether formal or informal.
(k) “Representation” shall mean any officer, director, employee, manager, advisor, protector, agent, grantor, trustee, affiliates or associates of an Indemnitee or the Estate of an Indemnitee.
(l) “Section” refers to a section of this Agreement unless otherwise indicated.
(m) “Voting Securities” means any securities of the Company which are entitled to vote generally in the election of directors.
2. Indemnification.
(a) The Company shall indemnify Indemnitee to the fullest extent permitted by law against any and all Liabilities and Expenses arising out of or in connection with any Proceeding to which Indemnitee was, is or becomes a party, or is threatened to be made a party, by reason of, or arising in whole or part out of, an Indemnifiable Event.
(b) To the extent that Indemnitee has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in defense of any Proceeding, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection therewith. If Indemnitee is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in any Proceeding, the Company shall indemnify Indemnitee against all Expenses incurred by Indemnitee in connection with each successfully resolved claim, issue or matter.

(c) To the extent that Indemnitee is, by reason of an Indemnifiable Event, a witness in any Proceeding to which Indemnitee is not a party, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection therewith.
(d) The Company shall indemnify and hold Indemnitee harmless from any Expenses incurred by or on behalf of Indemnitee to recover under any liability insurance policy maintained by any person for the benefit of Indemnitee in connection with the performance of Indemnitee’s duties for or on behalf of the Company.
3. Expense Advances.
(a) Obligation to Make Expense Advances. Unless otherwise prohibited by any statute, law or regulation applicable to the Company and subject the terms of this Agreement (including Section 3(b) below), the Company shall make Expense Advances to Indemnitee upon written request by Indemnitee.
(b) Form of Undertaking. The initial request for payment of Expenses (including any Expense Advances) in connection with any Proceeding or Claim shall include, or be accompanied or preceded by, (i) a written affirmation of Indemnitee of Indemnitee’s good faith belief that Indemnitee has met any applicable standard of conduct required under the Act and (ii) an undertaking by Indemnitee to reimburse the Company for all amounts advanced by the Company pursuant to this Section 3 if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company for such Expenses. Any such advances shall be made on an unsecured basis and shall be interest free. Notwithstanding the foregoing, if Indemnitee seeks a judicial adjudication or an arbitration pursuant to Section 10, Indemnitee shall not be required to reimburse the Company pursuant to the undertaking described above until a final determination (as to which all rights of appeal have been exhausted or lapsed) has been made. Any written undertaking by the Indemnitee to repay any Expenses (including Expense Advances) hereunder shall be unsecured and no interest shall be charged thereon.
(c) Timing of Payments. All payments of Expenses (including without limitation Expense Advances) by the Company and the Indemnitors to an Indemnitee pursuant to this Agreement shall be made to the fullest extent permitted by law as soon as practicable after written demand by Indemnitee therefor is presented to the Company, but in no event later than twenty (20) days after such written demand by Indemnitee is presented to the Company.
(d) Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Proceeding or Claim pursuant to Section 6(a) hereof, the Company has liability insurance in effect which may cover such Proceeding or Claim, the Company shall give prompt notice of the commencement of such Proceeding or Claim to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding or Claim in accordance with the terms of such policies. However, the Company shall be liable for any amount in excess of those not paid by an insurance carrier or that are not promptly paid by the insurers.

(e) Selection of Counsel. In the event the Company shall be obligated hereunder to provide indemnification for or make any Expense Advances with respect to the Expenses of any Proceeding or Claim, the Company, if appropriate, shall be entitled to assume the defense of such Proceeding or Claim with counsel approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) upon the delivery to Indemnitee a written notice of the Company’s election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees or expenses of separate counsel subsequently employed by or on behalf of Indemnitee with respect to the same Proceeding or Claim; provided, however, that (i) Indemnitee shall have the right to employ Indemnitee’s separate counsel in any such Proceeding or Claim at Indemnitee’s expense and (ii) if (A) the employment of separate counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded (based on legal advice) that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee’s separate counsel shall be Expenses for which Indemnitee may receive indemnification or Expense Advances hereunder.
5. Exceptions. Notwithstanding any other provision of this Agreement, the Company shall not be obligated pursuant to the terms of this Agreement:
(a) To indemnify or advance Expenses to Indemnitee with respect to Proceedings or Claims arising out of acts, omissions or transactions for which Indemnitee is prohibited from receiving indemnification under applicable law.
(b) To indemnify or advance Expenses to Indemnitee with respect to Proceedings or Claims initiated or brought voluntarily by Indemnitee and not by way of defense, counterclaim or crossclaim, except (i) with respect to actions or proceedings brought to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Charter Documents now or hereafter in effect relating to Proceedings or Claims for Indemnifiable Events, or (ii) in specific cases if the Board of Directors of the Company has approved the initiation or bringing of such Proceeding or Claims by a majority vote of the Disinterested Directors.
(c) To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any action instituted (i) by Indemnitee to enforce or interpret this Agreement, if a court having jurisdiction over such action determines that each of the material assertions made by Indemnitee as a basis for such action was not made in good faith or was frivolous, or (ii) by or in the name of the Company to enforce or interpret this Agreement, if a court having jurisdiction over such action determines that each of the material defenses asserted by Indemnitee in such action was made in bad faith or was frivolous.

(d) To indemnify Indemnitee for Expenses, judgments, fines, penalties and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.
(e) To indemnify Indemnitee for Liabilities or Expenses arising from an administrative or civil enforcement action commenced by a federal banking agency to the extent prohibited by the laws or regulations of such agency.
6. Procedures for Notification and Determinations.
(a) Indemnitee shall notify the Company in writing as soon as reasonably practicable (i) after being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or Claim or (ii) if the Company has not been previously notified, after receipt of written notice of any other matter with respect to which Indemnitee intends to seek indemnification or advancement of Expenses under Section 2 and Section 3. The failure by Indemnitee to so notify the Company will not relieve the Company from any liability which it may have to Indemnitee (i) under this Agreement except and only to the extent the Company can establish that such omission to notify resulted in actual material prejudice to the Company or (ii) otherwise than under this Agreement. Indemnitee may thereafter deliver to the Company a written request for indemnification pursuant to this Agreement at such time and from time to time as Indemnitee deems appropriate, which request shall also be deemed a request for advancement of Expenses under Section 3.
(b) Except as otherwise provided pursuant to Section 2(b) and Section 2(c), upon the final disposition of the matter that is the subject of the request for indemnification delivered pursuant to Section 6(a), a determination shall be made with respect to Indemnitee’s entitlement thereto in the specific case. If a Change in Control shall not have occurred, such determination shall be made (i) by a majority vote of Disinterested Directors or of a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors (in either case, even though less than a quorum of the Board of Directors) or (ii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel. If a Change in Control shall have occurred, such determination shall be made by Independent Counsel. Any determination made by Independent Counsel pursuant to this Section 6(b) shall be in the form of a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee. Indemnitee shall reasonably cooperate with the person or persons making such determination including providing to such person or persons upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any costs or expenses (including fees and expenses of counsel) incurred by Indemnitee in so cooperating with the person or persons making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless from such costs and expenses.

(c) If the determination is to be made by Independent Counsel, such Independent Counsel shall be selected as provided in this Section 6(c). If a Change in Control shall not have occurred, the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred, the Independent Counsel shall be selected by Indemnitee (unless Indemnitee shall request that such selection be made by the Board of Directors, in which event the preceding sentence shall apply), and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, the party receiving the notice may, within 10 days after receipt thereof, deliver to the other a written objection to such selection; provided that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a proper and timely objection is made, the counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction (or, at Indemnitee’s option pursuant to Section 10, an arbitration) has determined that such objection is without merit. If, within 20 days after receipt by the Company of a request for indemnification pursuant to Section 6(a), no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition a court of competent jurisdiction (or, at Indemnitee’s option pursuant to Section 10, an arbitration) for resolution of any objection which shall have been made to the selection of Independent Counsel and/or for the appointment of another person as Independent Counsel, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel. The Company agrees to pay the reasonable fees and expenses of any Independent Counsel appointed pursuant to this Section and to indemnify such person against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto except for those arising from the Independent Counsel’s gross negligence or willful misconduct.
(d) If a determination as to Indemnitee’s entitlement to indemnification shall not have been made pursuant to this Agreement within 60 days after the final disposition of the matter that is the subject of the request for indemnification, the requisite determination of entitlement to indemnification shall be deemed to have been made in favor of Indemnitee, and Indemnitee shall be entitled to such indemnification, absent a misstatement of a material fact in the information provided by Indemnitee pursuant to Section 6(a) and Section 6(b) or an omission of a material fact necessary in order to make the information provided not misleading; provided that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making the determination in good faith requires such additional time to obtain or evaluate any documentation or information relating thereto.
(e) If it is determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.

7. Presumptions and Burdon of Proof.
(a) In making any determination as to Indemnitee’s entitlement to indemnification hereunder, Indemnitee shall be entitled to a presumption that Indemnitee is entitled to indemnification under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 6(a), and the Company shall have the burdens of coming forward with evidence and of persuasion to overcome that presumption.
(b) The termination of any Proceeding or of any Claim, issue or matter therein by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption (i) that Indemnitee did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, (ii) that with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful or (iii) that Indemnitee did not otherwise satisfy the applicable standard of conduct to be indemnified pursuant to this Agreement.
(c) For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company or the other entity for which Indemnitee’s service gave rise to an Indemnifiable Event, including financial statements, or on information supplied to Indemnitee by the officers of the Company or such other entity in the course of their duties, or on the advice of legal counsel for the Company or such other entity or on information or records given or reports made to the Company or such other entity by an independent certified public accountant, appraiser or other expert selected by the Company or such other entity. The provisions of this Section 7(c) shall not be deemed to be exclusive or to limit in any way other circumstances in which Indemnitee may be deemed or found to have met the applicable standard of conduct to be indemnified pursuant to this Agreement.
(d) The knowledge or actions or failure to act of any other director, officer, employee or agent of the Company or other entity, as applicable, shall not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Agreement.
8. Nonexclusivity; Subsequent Change in Law. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have from time to time under the Charter Documents or the laws of the State of Colorado or otherwise, and nothing contained in this Agreement shall derogate or limit Indemnitee’s rights to indemnification as provided under the Charter Documents or under applicable law. To the extent that a change in the laws of the State of Colorado (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Charter Documents and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. In the event of any change in any applicable law, statute or rule that narrows the right of a corporation organized under the laws of the State of Colorado to indemnify a member of its board of directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder. If, and to the extent that, the Company determines to change its domicile or jurisdiction of incorporation, the Company shall take such actions, in connection therewith, to preserve, in all respects, the indemnity protections and benefits provided to Indemnitee hereunder to the fullest extent permitted under the laws of such new domicile or jurisdiction of incorporation.

9. Contribution. If the indemnification provided for in this Agreement for any reason is held by a court of competent jurisdiction to be unavailable to Indemnitee in respect of any Expenses or Liabilities referred to herein, then the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount paid or payable by Indemnitee in respect of such Expenses or Liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee from the action or inaction which resulted in such Expenses or Liabilities, or (b) if the allocation provided by clause (a) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (a) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such Expenses or Liabilities, as well as any other relevant equitable considerations. The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9.
10. Remedies of Indemnitee.
(a) Indemnitee shall be entitled to an adjudication (by a court of competent jurisdiction or, at Indemnitee’s option, through an arbitration conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association) of any determination pursuant to Section 6(b) that Indemnitee is not entitled to indemnification under this Agreement. Any such adjudication shall be conducted in all respects as a de novo trial or arbitration on the merits, and any prior adverse determination shall not be referred to or introduced into evidence, create a presumption that Indemnitee is not entitled to indemnification or advancement of expenses, be a defense or otherwise adversely affect Indemnitee. In any such judicial proceeding or arbitration, the provisions of Section 7 (including the presumption in favor of Indemnitee and the burdens on the Company) shall apply.
(b) Indemnitee shall also be entitled to an adjudication (by a court of competent jurisdiction or, at Indemnitee’s option, through an arbitration as described above) of any other disputes under this Agreement.
(c) If a determination shall have been made pursuant to Section 6(b) that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 10, absent a misstatement of a material fact in the information provided by Indemnitee pursuant to Section 6(a) or Section 6(b) or an omission of a material fact necessary in order to make the information provided not misleading.
(d) In connection with any judicial proceeding or arbitration commenced pursuant to this Section 10, the Company shall not oppose Indemnitee’s right to seek such adjudication, shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding or enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all of the provisions of this Agreement.

11. Defense of Claims. The Company shall be entitled to participate in any Proceeding or Claim at its own expense. The Company shall not settle any Proceeding or Claim in whole or in part which would impose any Expense, Liability or limitation on Indemnitee without Indemnitee’s prior written consent, such consent not to be unreasonably withheld. Indemnitee shall not settle any Proceeding or Claim in whole or in part which would impose any Expense, Liability or limitation on the Company without the Company’s prior written consent, such consent not to be unreasonably withheld.
12. Attorney’s Fees. In addition to any other rights or remedies that Indemnitee may have under this Agreement, the Company shall reimburse Indemnitee for all costs and expenses (including fees and expenses of counsel) actually and reasonably incurred by Indemnitee or on his behalf in seeking (whether through a judicial proceeding or arbitration or otherwise) to enforce this Agreement.
13. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding or Claim made against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy, Charter Document or otherwise) of the amounts otherwise indemnifiable hereunder.
14. Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.
15. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such communication was directed or sent via facsimile, with confirmation of receipt, or (b) on the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid.
If to Indemnitee, at the address indicated on the signature page hereof.
If to the Company, to:
Mexoro Minerals, Ltd.
C. General Retana #706
Col San Felipe
Chihuahua, Chih. 31203
Mexico
Attention: President
Fax No. +52 (614) 426 5505 ext 104
or to such other address as may have been furnished to Indemnitee by the Company.

16. Amendments; Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
17. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights, except that the Company shall not enforce any of such rights in any manner or at any time as would prevent or delay payment to Indemnitee of all amounts owing to him or prevent Indemnitee from making an assignment of such rights for the benefit of creditors of the Company in connection with a bankruptcy filing.
18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives, and any such successor shall expressly assume, in written agreement in form and substance reasonably satisfactory to Indemnitee, all of the Company’s obligations hereunder to the same extent, and in substantially the same manner, as the Company prior to such succession. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company’s request.
19. Severability. If any provision of this Agreement (including any provision within a single Section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable in any respect: (a) the validity and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired and shall remain enforceable; (b) such provision or provisions shall be deemed to have been reformed to the minimum extent necessary to conform to applicable law; and (c) to the fullest extent possible, the provisions of this Agreement (including each portion of any Section, paragraph or sentence of this Agreement containing any provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) shall be construed to as to give effect to the intent manifested thereby.
20. Effective Date. This Agreement shall be effective as of the date hereof and shall apply to any claim for indemnification by Indemnitee on or after such date.

21. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws thereof. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 10, the Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Colorado, City and County of Denver for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement.
22. Integration and Entire Agreement. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto, except that this Agreement in addition to, and not in limitation of, the right of Indemnitee under any provisions on the subject matter hereof contained in the Charter Documents.
23. No Construction as Employment Agreement. Nothing contained in this Agreement shall be construed as giving Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries or affiliated entities.
[Signature page follows]

The Company and Indemnitee are signing this Agreement as of the date set forth above.

Indemnitee:	The Company:

MEXORO MINERALS LTD.

[Name of Indemnitee]	By:

Address:	Title:

Address: